Joint Filer Information

Strategic Investments I, Inc. ("SI") has designated Morgan Stanley ("MS") as the "Designated Filer" for the purposes of the attached Form 4.

Issuer and Ticker Symbol: International Securities Exchange, Inc. (ISE)

Date of Event Requiring Statement: March 8, 2005


Signature:    /s/ Dennine Bullard
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              By: Dennine Bullard, authorized signatory for MS



Signature:    /s/ Thomas McManus
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              By: Thomas McManus, authorized signatory for SI